As filed with the Securities and Exchange Commission on March 14, 2012

Registration No. 333-166604

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	41-1454591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7400 Excelsior Boulevard

Minneapolis, MN  55426-4517

(952) 930-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Edward R. (Jack) Cameron
President and Chief Executive Officer
Appliance Recycling Centers of America, Inc.
7400 Excelsior Boulevard
Minneapolis, Minnesota 55426-4517
(952) 930-9000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to: Eric O. Madson, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-1425 (612) 492-7000

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 relates to the deregistration of unsold securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3, Registration No. 333-166604 (the “Registration Statement”) is filed by Appliance Recycling Centers of America, Inc., a Minnesota corporation (the “Registrant”) to deregister all securities that were registered but not sold under the Registration Statement.

The Registration Statement, which became effective on July 29, 2010, registered 915,000 shares of the Registrant’s Common Stock for resale by investors who purchased such shares from the Registrant in private transactions.  In connection with the original issuance of the shares, the Registrant agreed to file the Registration Statement to enable the resale of the shares by the Investors.  The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has expired and, therefore, the Registrant hereby amends the Registration Statement to deregister all shares that remain unsold at the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 14, 2012.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By:	/s/ Edward R. (Jack) Cameron
Edward R. (Jack) Cameron
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities indicated on March 14, 2012.

	Signature	Title

/s/	Edward R. (Jack) Cameron	Chairman of Board, President &
	Edward R. (Jack) Cameron	Chief Executive Officer (Principal Executive Officer)
and Acting Principal Financial Officer
*
	Duane S. Carlson	Director

	Stanley Goldberg	Director

*
	Glynnis A. Jones	Director

	Steven Lowenthal	Director

	Dean R. Pickerell	Director

*
	Morgan J. Wolf	Director

* By:	/s/ Edward R. (Jack) Cameron
Edward R. (Jack) Cameron
As Attorney-in-fact pursuant to Powers of Attorney previously filed